UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

SunPower Corporation (“SunPower”) entered into an Amendment dated June 21, 2007 (the “Amendment”) which amended its Supply Agreement with Conergy AG (“Conergy”) dated April 17, 2004, as amended from time to time (the “Agreement”). Pursuant to the Amendment, SunPower committed to sell at specified pricing a minimum aggregate of 13.6 megawatts peak (MWp) of solar modules to Conergy during the period from July 2007 through June 2008. This sales commitment represents a material revenue opportunity for SunPower. In consideration of these and other agreements made under the Amendment, the parties further agreed that Conergy’s and its controlled subsidiaries’ exclusive marketing and resale rights within Germany under the Agreement’s prior provisions would immediately expire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2007

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer